UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 29, 2015

STARTEK, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	1-12793	84-1370538
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8200 E. Maplewood Ave., Suite 100
Greenwood Village, CO 80111
(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:  (303) 262-4500

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 29, 2015, StarTek, Inc. (the “Company”) and its U.S. subsidiaries entered into a Credit Agreement (the “Credit Agreement”) with BMO Harris Bank N.A. (the “Administrative Agent”). The Credit Agreement is effective April 29, 2015 through April 29, 2020. The amount the Company may borrow under the Credit Agreement is the lesser of the borrowing base calculation and $50.0 million. So long as no default has occurred and with the Administrative Agent’s consent, the Company may increase the maximum availability to $70.0 million. The Company may request letters of credit under the Credit Agreement in an aggregate amount equal to the lesser of the borrowing base calculation (minus outstanding advances) and $5.0 million. The borrowing base is generally defined as 85% of our eligible accounts receivable less certain reserves as defined in the Credit Agreement.

Borrowings under the Credit Agreement bear interest at one, two, three or six-month LIBOR, as selected by the Company, plus 1.75% to 2.50%, depending on current availability under the Credit Agreement. Until January 1, 2016, the interest rate will be the selected LIBOR plus 1.75%. The Company will pay letter of credit fees equal to the applicable margin (1.75% to 2.50%) times the daily maximum amount available to be drawn under all letters of credit outstanding and a monthly unused fee at a rate per annum of 0.25% on the aggregate unused commitment under the Credit Agreement.

The Company granted the Administrative Agent a security interest in substantially all of its assets, including all cash and cash equivalents, accounts receivable, general intangibles, owned real property, and equipment and fixtures. In addition, under the Credit Agreement, the Company is subject to certain standard affirmative and negative covenants, including the following financial covenants: 1) maintaining a maximum consolidated fixed charge coverage ratio of 1.10 to 1.00 and 2) limiting non-financed capital expenditures during 2015 to $10.5 million and during each fiscal year thereafter during the term to $10.0 million.

Item 1.02 Termination of a Material Definitive Agreement.

On April 29, 2015, the Company terminated its secured revolving credit agreement for a $20.0 million with Wells Fargo Bank, N.A. The agreement was set to expire on February 28, 2016. All amounts owed under this credit agreement were repaid with borrowings under the Credit Agreement in the amount of $9.3 million, which includes a prepayment fee in the amount of $100,000 to terminate the credit agreement prior to maturity.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release, dated April 30, 2015, announcing that StarTek, Inc. entered into a new credit facility with BMO Harris Bank.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STARTEK, INC.

By:	/s/ Lisa A. Weaver	Date: April 30, 2015
Lisa A. Weaver
Senior Vice President, Chief Financial Officer and Treasurer